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                                    EXHIBIT 5
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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Suncor Energy Inc. (the "Company") on Form 6-K for the period ending September 30, 2002 as furnished to the Securities and Exchange Commission on the date hereto (the "Report"), I, STEVE W. WILLIAMS, Executive Vice President, Corporate Development and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     DATED this 23rd day of October, 2002.

                               SUNCOR ENERGY INC.

                               PER: "STEVE W. WILLIAMS"
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                                    STEVE W. WILLIAMS
                                    Executive Vice President, Corporate
                                    Development and Chief Financial Officer